UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 4, 2005, Stan L. McClelland was elected to the Board of Directors (the "Board") of Valero GP, LLC (the "Company"), the general partner of the general partner of Valero L.P. Accordingly, Mr. McLelland is eligible to receive equity compensation grants from the Company pursuant to the terms of the Company's Amended and Restated Long-Term Incentive Plan (the "Plan"). In addition, Mr. McLelland is entitled to the non-employee director fees generally payable to the Company's non-employee directors. The foregoing compensation arrangements are further described in Valero L.P.’s Current Reports on Form 8-K (file no. 1-16417) dated April 21, 2005 (filed April 26, 2005) and September 1, 2005 (filed September 7, 2005), and that information is hereby incorporated by reference into this Current Report.

The form of agreement filed as an exhibit to the above-referenced Current Report on Form 8-K dated April 21, 2005, together with the Plan and the disclosures stated above, contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601 (b)(10) of Regulation S-K, Valero L.P. is not filing any individual's personal arrangement under the Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2005, Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P. and Shore Terminals LLC (collectively, the “Kaneb Subsidiaries”), each a wholly owned subsidiary of Valero L.P., consummated the sale of certain terminal and pipeline assets (the “Assets”) to wholly owned subsidiaries of Pacific Energy Partners, L.P. (“Pacific Energy”) pursuant to a Sale and Purchase Agreement entered into between the Kaneb Subsidiaries and a subsidiary of Pacific Energy, which was previously disclosed in Valero L.P.’s Current Report on Form 8-K (file no. 1-16417) dated July 1, 2005 (filed July 8, 2005) and filed as an exhibit to Valero L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The purchase price for the Assets was approximately $455 million.

The Assets consist of two terminals located in California handling refined products, blend stocks, and crude oil, three East Coast refined products terminals, and a 550-mile refined products pipeline with four truck terminals and related storage in the Rocky Mountains. Valero L.P. had previously entered into a consent decree with the Federal Trade Commission, which required Valero L.P. to divest the Assets in connection with its acquisition of the Kaneb Subsidiaries as a result of the July 1, 2005 merger of subsidiaries of Valero L.P. with and into Kaneb Services LLC and Kaneb Pipe Line Partners, L.P.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 4, 2005, Stan L. McClelland was elected to the Board. Mr. McLelland will serve on the Board's Conflicts Committee, Compensation Committee and Audit Committee.

Effective October 4, 2005, Dan H. Montgomery resigned from the Board. Also effective October 4, 2005, Mr. Montgomery resigned from the Board's Conflicts Committee, Compensation Committee and Audit Committee.

Item 9.01	Financial Statements and Exhibits.

	(b)	Pro forma financial information. To be filed by amendment to this Current Report on Form 8-K.

	(c)	Exhibits.

2.01

Sale and Purchase Agreement, entered into as of July 1, 2005, among Support Terminals Operating Partnership, L.P.; Kaneb Pipe Line Operating Partnership, L.P.; Shore Terminals LLC and Pacific Energy Group LLC - incorporated by reference to Exhibit 2.01 to Valero L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed August 9, 2005.

10.01

Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to Exhibit 10.01 to Valero L.P.’s Current Report on Form 8-K dated April 21, 2005, and filed April 26, 2005.

10.02

Form of Non-employee Director Restricted Unit Agreement under the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to Exhibit 10.02 to Valero L.P.’s Current Report on Form 8-K dated April 21, 2005, and filed April 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Date: October 6, 2005			By:	/s/ Amy L. Perry

			Name:	Amy L. Perry
			Title:	Assistant Secretary

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